            As filed with the Securities and Exchange Commission on May 29, 2002
                                                   Registration No. 333-________
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              CELLSTAR CORPORATION
             (Exact name of registrant as specified in its charter)

         DELAWARE                                         75-2479727
   (State or other jurisdiction of        (I.R.S. Employer Identification No.)
   incorporation or organization)

            1730 Briercroft Court
            Carrollton, Texas                               75006
    (Address of Principal Executive Offices)              (Zip Code)
                      ____________________________________

     CELLSTAR CORPORATION 1993 AMENDED AND RESTATED LONG TERM INCENTIVE PLAN

   OPTION GRANTED TO TERRY S. PARKER PURSUANT TO A NON-QUALIFIED STOCK OPTION
                                   AGREEMENT

                            (Full title of the plans)
                      ____________________________________

                              ELAINE FLUD RODRIGUEZ
                              1730 Briercroft Court
                             Carrollton, Texas 75006
                     (Name and address of agent for service)

                                 (972) 466-5000
          (Telephone number, including area code, of agent for service)
                      ____________________________________

                                 With a copy to:

                              WILLIAM R. HAYS, III
                              Haynes and Boone, LLP
                                 901 Main Street
                           3100 Bank of America Plaza
                            Dallas, Texas 75202-3789
                                 (214) 651-5000
                      ____________________________________

                                            CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------
Title of securities                  Amount            Proposed maximum         Proposed maximum           Amount of
to be registered                      to be                offering         aggregate offering price    registration fee
                                  registered/(1)/       price per share
--------------------------------------------------------------------------------------------------------------------------
Common Stock
$0.01 par value per share       600,000/(2)(3)(4)(5)/      $ 4.21/(6)/         $2,526,000/(6)/           $    233/(6)/

--------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value
per share, Issuable pursuant
to options granted to Terry
S. Parker                        50,000/(3)(4)(5)(7)/     $ 10.25/(8)/         $512,500/(8)/             $     48/(8)/

--------------------------------------------------------------------------------------------------------------------------
Aggregate Shares Registered     650,000                                     Aggregate Registration Fee   $    281
--------------------------------------------------------------------------------------------------------------------------

(1) On February 12, 2002, at the Annual Meeting of Stockholders of CellStar Corporation (the "Company" or the "Registrant"), the stockholders of the Company voted to effect a one-for-five reverse stock split, whereby every five shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), would be automatically combined into one share of Common Stock (the "Reverse Stock Split"). The Reverse Stock Split became effective February 22, 2002. Unless otherwise noted herein, every number of shares of Common Stock (and the market, purchase and exercise prices related thereto) referred to in this Registration Statement has been adjusted to reflect the Reverse Stock Split.

(2) The 600,000 shares issuable under the CellStar Corporation 1993 Amended and Restated Long Term Incentive Plan (the "Plan") and registered hereby represent additional shares of Common Stock reserved for issuance under the Plan pursuant to stockholder approval on May 8, 2000 of an amendment to the Plan increasing the total number of shares of Common Stock available for issuance under the Plan from 1,600,000 shares to 2,200,000 shares.

(3) The Company is registering for resale 200,000 shares of Common Stock issued to Terry S. Parker pursuant to the exercise of options granted to Mr. Parker under the Plan (150,000 shares) and options granted to Mr. Parker pursuant to a Non-Qualified Stock Option Agreement not granted under the Plan, dated as of July 5, 2001, and which has an exercise price of $10.25 per share (the "Parker Option") (50,000 shares).

(4) Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover such indeterminable number of additional shares of Common Stock as may become issuable pursuant to terms designed to prevent dilution resulting from stock splits, stock dividends, mergers or combinations or similar events.

(5) Each share is accompanied by a preferred stock purchase right pursuant to a Rights Agreement between the Company and Mellon Investor Services, LLC (formerly known as ChaseMellon Shareholder Services, L.L.C.), as Rights Agent.

(6) The offering price per share, the aggregate offering price and the registration fee have been calculated in accordance with paragraphs (c) and
     (h) (1) of Rule 457 promulgated under the Securities Act based on the average of the high and low sale prices for the Common Stock reported on the National Association of Securities Dealers Automated Quotation National Market System ("Nasdaq") on May 28, 2002 (which is within five business days prior to the date of filing this Registration Statement), which was $4.21 per share.

(7) The Company is registering 50,000 shares of Common Stock that may be issued to Terry S. Parker, the Chief Executive Officer and a director of the Company, upon the exercise of a stock option that was granted to Mr. Parker pursuant to the Parker Option.

(8) The offering price per share, the aggregate offering price and the registration fee with respect to the shares of Common Stock issuable under the Parker Option have been calculated in accordance with paragraph (h) (1) of Rule 457 promulgated under the Securities Act, based on an exercise price of $10.25 per share for the 50,000 shares being registered for issuance pursuant to the Parker Option.

                              CellStar Corporation

                         200,000 Shares of Common Stock

         We use the terms "we," "us," and "our" to refer to CellStar Corporation, a Delaware corporation, and its subsidiaries unless the context indicates otherwise.

         This prospectus relates to 200,000 shares of common stock of CellStar Corporation to be sold from time to time by Terry S. Parker, the Chief Executive Officer and a director of CellStar who we will refer to in the prospectus as the selling stockholder. CellStar is not selling any shares under this prospectus, and CellStar will not receive any of the proceeds from the sale of the shares of common stock by the selling stockholder.

         On February 12, 2002, the stockholders of CellStar voted in favor of a one-for-five reverse stock split, which became effective on February 22, 2002. This means that every five shares of the Company's common stock was automatically combined into one share. In this prospectus, unless otherwise noted, any reference to a number of the Company's common stock has been adjusted to reflect the reverse stock split.

         The selling stockholder may sell the shares of common stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the selling stockholder may sell his shares in the section entitled "Plan of Distribution" on page 2. You should read this prospectus and any supplement carefully before you invest.

         Our common stock is traded on the National Association of Securities Dealers Automated Quotation National Market System (also sometimes referred to as Nasdaq) under the symbol "CLST." On May 28, 2002, the last reported sale price of the common stock on the Nasdaq National Market System was $4.20 per share. The address for our principal executive offices is 1730 Briercroft Court, Carrollton, Texas, 75006 and the telephone number of our principal executive offices is (972) 466-5000.

                          _____________________________

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                          _____________________________

                   The date of this prospectus is May 29, 2002

                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----
Use of Proceeds ........................................................     1
Selling Stockholder ....................................................     1
Plan of Distribution ...................................................     2
Legal Matters ..........................................................     3
Experts ................................................................     3
Where You Can Find More Information ....................................     4

                             ______________________

                                 USE OF PROCEEDS

         CellStar Corporation will not receive any proceeds from any sale of shares of common stock by the selling stockholder. The selling stockholder will receive all of the net proceeds from the sale of shares of common stock offered.

                               SELLING STOCKHOLDER

         General. The selling stockholder has acquired and/or may in the future acquire shares of common stock from (1) the grant of restricted stock and/or the exercise of outstanding options or stock appreciation rights granted to the selling stockholder, either before or after the date of this prospectus, that may be granted under the CellStar Corporation's 1993 Amended and Restated Long-Term Incentive Plan, as amended to date, and (2) that Nonqualified Stock Option Agreement, dated July 5, 2001, between CellStar Corporation and Terry S. Parker. The plans and agreements referred to in items (1) and (2) of this paragraph will sometimes be referred to in this prospectus as the "Plans."

         This prospectus covers offers and sales from time to time of our common stock by the selling stockholder. Under Rule 416 of the Securities Act, the selling stockholder may also offer and sell shares of common stock issued to the selling stockholder as a result of, among other events, stock splits, stock dividends and similar events that effect the number of shares of common stock currently held by the selling stockholder.

         Selling Stockholder Table. The following table lists the selling stockholder, the number of shares of common stock beneficially owned by the selling stockholder before this offering, the number of shares of common stock acquired by the selling stockholder upon the exercise of options granted under the Plans that may then be offered by the selling stockholder under this prospectus, and the number of shares of common stock to be owned by the selling stockholder upon completion of the offering if all shares registered for resale by this registration statement are sold and assuming the exercise of all of the options held by the selling stockholder. If the selling stockholder owns more than 1% of the total number of shares of the Company's common stock, we will also include the percentage of common stock the selling stockholder owns.

-----------------------------------------------------------------------------------------------------------------------
                                                        Ownership of Common   Shares Available to be
                                                          Stock Prior to      Offered for Selling       Ownership of
                          Position With the                Offering           Stockholder's Account  Common Stock After
    Name                     Company                         (1)                Upon Exercise            Offering (2)
-----------------------------------------------------------------------------------------------------------------------
Terry S. Parker         Chief Executive Officer            55,750                 200,000                  55,750
                        and Director
-----------------------------------------------------------------------------------------------------------------------

______________

(1) Based on beneficial ownership as of May 29, 2002. Represents shares of common stock to be acquired upon exercise of options (other than those set forth under the column heading "Shares Available to be Offered for Selling Stockholder's Account Upon Exercise") that are exercisable within 60 days of the date of this prospectus.

(2) Assumes the exercise of all options granted under the Plans and the sale of the shares of common stock acquired under the options.

                              PLAN OF DISTRIBUTION

         The selling stockholder, his pledgees, donees, transferees or other successors-in-interest may, from time to time, sell all or a portion of the shares of common stock being registered hereunder in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. The selling stockholder may sell his shares of common stock by one or more of the following methods, without limitation:

         . block trades in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         . purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

         . an exchange distribution in accordance with the rules of the applicable exchange;

         . ordinary brokerage transactions and transactions in which the broker solicits purchasers;

         .   privately negotiated transactions;

         .   short sales;

         .   a combination of any such methods of sale; and

         .   any other method permitted pursuant to applicable law.

         From time to time the selling stockholder may engage in short sales, short sales against the box, puts and calls and other transactions in our securities or derivatives thereof and may sell and deliver the shares of common stock in connection therewith or in settlement of securities loans. From time to time the selling stockholder may pledge his shares of common stock pursuant to the margin provisions of his customer agreements with his brokers, if any. Upon a default by the selling stockholder, the selling stockholder's brokers may offer and sell the pledged shares of common stock from time to time.

         In effecting sales, brokers and dealers engaged by the selling stockholder may arrange for other brokers or dealers to participate in such sales. Brokers or dealers may receive commissions or discounts from the selling stockholder (or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser) in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with the selling stockholder to sell a specified number of such shares of common stock at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for the selling stockholder, to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling stockholder. Broker-dealers who acquire shares of common stock as principal may thereafter resell such shares of common stock from time to time in transactions (which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions and, in connection with such resales, may pay to or receive from the purchasers of such shares commissions as described above. The selling stockholder may also sell the shares of common stock in accordance with Rule 144 under the Securities Act, rather than pursuant to this prospectus.

         The selling stockholder and any broker-dealers or agents that participate with the selling stockholder in sales of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

         To comply with certain states' securities laws, if applicable, the shares of common stock will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, the common stock may not be sold unless the common stock has been registered or qualified for sale in such state or an exemption from registration or qualification is available and is satisfied.

         If a material change occurs in the plan of distribution disclosed in this prospectus, the selling stockholder will not be able to effect transactions in the shares of common stock covered by the prospectus until such time as a post-effective amendment to the registration statement registering the shares covered by this prospectus is filed with the Securities and Exchange Commission.

                                  LEGAL MATTERS

         Certain legal matters in connection with the securities offered hereby will be passed upon by Haynes and Boone, LLP.

                                     EXPERTS

         The consolidated financial statements of CellStar and subsidiaries as of November 30, 2001 and 2000, and for each of the years in the three-year period ended November 30, 2001, have been incorporated by reference herein and in the registration statement in reliance on the report of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the Securities and Exchange Commission a registration statement on Form S-8 under the Securities Act covering the resale by the selling stockholder of the securities offered by this prospectus. This prospectus constitutes a part of that registration statement and does not contain all of the information in the registration statement. Copies of the registration statement, including the exhibits, as well as the periodic reports, proxy statements and other information we file with the Securities and Exchange Commission, may be examined without charge and copies of the materials may be obtained at prescribed rates from the public reference facilities maintained by the Securities and Exchange Commission at its principal offices located at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You can get information about the operation of the public reference facilities by calling the Securities and Exchange Commission at 1-800-SEC-0330. In addition, the Securities and Exchange maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Securities and Exchange Commission at the address http://www.sec.gov.

         The Securities and Exchange Commission allows us to "incorporate" into this prospectus information that we file with the Securities and Exchange Commission in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference the documents listed below and any future filings made with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, until all of the securities covered by this prospectus are sold:

               (a) The Company's Quarterly Report on Form 10-Q for the quarterly period ended February 28, 2002, as filed with the Commission on April 12, 2002;

               (b) The Company's Annual Report on Form 10-K for the fiscal year ended November 30, 2001, as filed with the Commission on February 28, 2002;

               (c) The description of the Company's Common Stock included in the Company's Report on Form 8-A (No. 0-22972) as filed with the Commission on November 26, 1993;

               (d) All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment that indicates that all securities offered under this prospectus have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this prospectus and to be a part of this prospectus from the date such documents are filed.

         Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement.

         We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon the written or oral request of each person, a copy of any and all of the documents incorporated by reference (other than exhibits to the documents unless exhibits are specifically incorporated by reference in the documents). Any request should be directed to the attention of the Investor Relations Department, 1730 Briercroft Court, Carrollton, Texas, 75006, telephone (972) 466-5000.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Registration of Additional Securities

         On February 12, 2002, at the Annual Meeting of Stockholders of CellStar Corporation (the "Company" or the "Registrant"), the stockholders of the Company voted to effect a one-for-five reverse Stock split, whereby every five shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), would be automatically combined into one share of Common Stock (the "Reverse Stock Split"). The Reverse Stock Split became effective February 22, 2002. Unless otherwise noted herein, every number of shares of Common Stock (and the market, purchase and exercise prices related thereto) referred to in this Registration Statement has been adjusted to reflect the Reverse Stock Split.

         Pursuant to this Registration Statement, the Company hereby registers

         (i) 600,000 shares of its Common Stock for issuance under the CellStar Corporation 1993 Amended and Restated Long Term Incentive Plan (the "Plan"). This registration of 600,000 shares of Common Stock will increase the number of shares registered for issuance under the Plan to an aggregate of 2,200,000 shares of Common Stock, subject to adjustment as provided in the Plan. The increase in the number of shares of Common Stock that may be issued under the Plan was approved by the Company's stockholders at the Company's Annual Meeting of Stockholders held on May 8, 2000.

         (ii) 50,000 shares of Common Stock that may be issued to Terry S. Parker, the Chief Executive Officer and a Director of the Company, upon the exercise of stock options that were granted to Mr. Parker pursuant to a Non-Qualified Stock Option Agreement, dated as of July 5, 2001, and having an exercise price of $10.25 per share (the "Parker Option").

         Pursuant to General Instruction E of Form S-8, and with respect to the 600,000 shares of Common Stock that are being registered hereby, in order to register the additional shares of Common Stock that may be issued pursuant to the Plan, this Registration Statement incorporates by reference the contents of the Company's Registration Statement on Form S-8, Registration No. 333-77415, filed with the Securities and Exchange Commission (the "Commission") on April 30, 1999 (the "1999 Form S-8").

         This Registration Statement also incorporates by reference the Company's Registration Statement on Form S-8 (Registration No. 333-23381) filed with the Commission on October 3, 1997 (the "October 1997 Form S-8"), the Company's Registration Statement on Form S-8 (Registration No. 333-23381) filed with the Commission on March 14, 1997, and the Company's Registration Statement on Form S-8 (Registration No. 33-87754), filed with the Commission on December 23, 1994.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Item 3.           Incorporation of Documents by Reference

         The Company hereby incorporates by reference the following documents, each of which have been filed with the Commission:

                  (a) The Company's Quarterly Report on Form 10-Q for the quarterly period ended February 28, 2002, as filed with the Commission on April 12, 2002;

                  (b) The Company's Annual Report on Form 10-K for the fiscal year ended November 30, 2001, as filed with the Commission on February 28, 2002;

                  (c) The description of the Company's Common Stock included in the Company's Report on Form 8-A (No. 0-22972) as filed with the Commission on November 26, 1993;

                  (d) All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date such documents are filed.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement.

Item 4.           Description of Securities

         Not applicable.

Item 5.           Interests of Named Experts and Counsel

         Not applicable.

Item 6.           Indemnification of Directors and Officers

         (a) Section 145(a) of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (collectively, a "Proceeding") (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

         Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against such expenses actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the court shall deem proper.

         Further, Section 145(c) of the DGCL provides that, to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

         Section 145(f) of the DGCL provides that the statutory provisions on indemnification are not exclusive of indemnification provided pursuant to, among other things, the bylaws or indemnification agreements. The Company's Amended and Restated Bylaws contain provisions regarding the indemnification of directors and officers of the Company. Article VII of the Company's Bylaws provides for the indemnification of the Company's officers and directors to substantially the same extent permitted by the DGCL.

         Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, but excludes specifically liability for any (i) breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (iii) payments of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) transactions from which the director derived an improper personal benefit. The provision does not limit equitable remedies, such as an injunction or rescission for breach of a director's fiduciary duty of care.

         Article 11 of the Amended and Restated Certificate of Incorporation of the Company and Section 7 of Article VII of the Company's Amended and Restated Bylaws provide generally for indemnification of all such directors, officers and agents. In addition, Article 11 of the Amended and Restated Certificate of Incorporation of the Company provides that, to the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended, a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director.

         (b) The Company has entered into employment agreements with Terry S. Parker, an officer and director of the Company, and Robert A. Kaiser, Dale H. Allardyce, A.S. Horng and Elaine Flud Rodriguez, each of whom are officers of the Company, which agreements provide that they will be indemnified by the Company to the fullest extent permitted by law.

Item 7.           Exemption from Registration Claimed

         Not applicable.

Item 8.      Exhibits

Exhibit No.                       Description of Exhibits
-----------                       -----------------------

    4.1          Specimen Common Stock certificate of CellStar Corporation. (1)

    5.1 Opinion of Haynes and Boone, LLP, with respect to the validity of the issuance of the securities registered hereunder. (2)

    23.1 Consent of Haynes and Boone, LLP (included in its opinion filed as Exhibit 5.1 to this Registration Statement). (2)

    23.2         Consent of KPMG LLP. (2)

    24.1 Power of attorney of the directors and certain officers of the Company (included on the signature page of this Registration Statement. (2)

___________

(1) Previously filed as Exhibit 4.1 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended February 28, 2002, and incorporated by herein by reference.

(2)  Filed herewith.

Item 9.  Undertakings

     a.    The undersigned Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

           (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

           (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

       provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) will not
       --------  -------
       apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

       (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     b. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     c. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                        SIGNATURES AND POWER OF ATTORNEY

THE COMPANY:

     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 29th day of May, 2002.

                                       CELLSTAR CORPORATION



                                       By: /s/ Elaine Flud Rodriguez
                                           -------------------------------------
                                           Elaine Flud Rodriguez
                                           Senior Vice President,
                                           General Counsel and Secretary

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Terry S. Parker and Elaine Flud Rodriguez, and each of them, each with full power to act without the other, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstituion for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming that each of said attorneys-in-fact and agents or his substitutes may lawfully do or cause to be done by virtue hereto.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates included:

Name                           Capacities                                                 Date
----                           ----------                                                 ----
/s/ Terry S. Parker            Chief Executive Officer and Director                   May 29, 2002
----------------------------
Terry S. Parker                (Principal Executive Officer)

/s/ James L. Johnson           Chairman of the Board                                  May 29, 2002
----------------------------
James L. Johnson

/s/ Robert A. Kaiser           Senior Vice President, Chief Financial Officer         May 29, 2002
----------------------------
Robert A. Kaiser               and Treasurer
                               (Principal Financial Officer)

/s/ Raymond L. Durham          Vice President and Corporate Controller                May 29, 2002
----------------------------
Raymond L. Durham              (Principal Accounting Officer)

/s/ John L. ("J.L.") Jackson   Director                                               May 29, 2002
----------------------------
John L. ("J.L.") Jackson

/s/ Dale V. Kesler             Director                                               May 29, 2002
----------------------------
Dale V. Kesler

/s/ Jere W. Thompson           Director                                               May 29, 2002
----------------------------
Jere W. Thompson

                                  EXHIBIT INDEX

Exhibit No.                           Description of Exhibits
----------                            -----------------------

    4.1          Specimen Common Stock certificate of CellStar Corporation.(1)

    5.1 Opinion of Haynes and Boone, LLP, with respect to the validity of the issuance of the securities registered hereunder.(2)

   23.1 Consent of Haynes and Boone, LLP (included in its opinion filed as Exhibit 5.1 to this Registration Statement).(2)

   23.2          Consent of KPMG LLP.(2)

   24.1 Power of attorney of the directors and certain officers of the Company (included on the signature page of this Registration Statement.(2)

_______________

(1) Previously filed as Exhibit 4.1 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended February 28, 2002, and incorporated by herein by reference.

(2)  Filed herewith.